EXHIBIT 10(p)
AMENDED GENERAL MOTORS CORPORATION 2006 Cash-Based Restricted Stock Unit Plan
As Amended October 1, 2007
SECTION 1. PURPOSE The purpose of the Amended General Motors Corporation 2006 Cash-Based Restricted Stock Unit Plan (“the Plan”) is to provide incentives to Employees for the creation of stockholder value through awards of Cash-Based Restricted Stock Units. The Corporation believes that these incentives will stimulate the efforts of Employees toward the long-term success of the Corporation and its Subsidiaries, as well as assist in the recruitment of new Employees. Capitalized terms as used in the Plan shall have the definitions as set forth in Section 12 of the Plan.
SECTION 2. ADMINISTRATION The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees of the Corporation and its Subsidiaries to whom Awards may from time to time be granted hereunder; (b) determine the number of Shares relating to each Award granted hereunder; (c) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (d) determine whether, to what extent and under what circumstances Awards may be canceled; (e) determine whether, to what extent, and under what circumstances payment with respect to an Award shall be deferred by the Committee or at the election of the Participant in a manner consistent with the General Motors Deferred Compensation Plan for Executive Employees and Section 409A of the Code; (f) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (g) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (h) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
     The Committee may, in its sole discretion, and subject to the provisions of the Plan and applicable law, from time to time delegate any or all of its authority to administer the Plan to the Corporation’s Chief Executive Officer. The Chief Executive Officer may only grant Awards in accordance with the terms established by the Committee.
     The decisions of the Committee shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction, or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all Persons.
     In the event of any merger, reorganization, consolidation, re-capitalization, stock dividend, or other change in Corporate structure affecting the Corporation’s Shares the Committee shall consistent with Section 409A of the Code make such adjustments in the aggregate number of Shares underlying such awards outstanding under this Plan, the individual Award maximums, and the number of units subject to Awards granted under this Plan (provided the number of units subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits to participants of Awards hereunder, and any such adjustment may, in the sole discretion of the Committee, take the form of Awards covering more than one class of General Motors capital stock.
SECTION 3. ELIGIBILITY Any Employee shall be eligible to be selected as a Participant. Substitute Awards may be granted to any holder of an award granted by a company acquired by the Corporation or with which the Corporation combines.
SECTION 4. CONDITIONS PRECEDENT Except for Awards that vest pursuant to Section 6 of this Plan or Awards that vest pursuant to Section 5(c)(ii), settlement of any Award (or portion thereof) shall be subject to the satisfaction of the following conditions precedent that such Participant: (i) continue to render services as an Employee for a period of 12 months following the date of the Award (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any Subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any Subsidiary) and from otherwise acting, either prior to or after termination of employment with the Corporation or any Subsidiary, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee or Corporation shall request. If the Committee shall determine that such Participant has failed to satisfy any of the foregoing conditions precedent, all Awards granted to such Participant shall be immediately canceled.

     As used in this Section 4, the term Participant shall include the beneficiary or beneficiaries designated by such Participant as provided in Section 10(b) hereof, or if no such designation of any beneficiary or beneficiaries has been made, the Participant’s legal representative or other person(s) entitled to any payment or benefit with respect to the Participant pursuant to this Plan. As a further condition precedent to the vesting and settlement of all or any portion of an Award, the Committee may, among other things, require a Participant to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.
SECTION 5. CASH-BASED RESTRICTED STOCK UNITS
(a) Any Award shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.
(b) Cash-Based Restricted Stock Unit Awards shall be paid as soon as practicable, but not later than 90 days following the vesting thereof, in an amount, for each Share underlying the portion of the Award so vesting, equal to the Fair Market Value of such Share. Payments of Awards will be made solely in cash.
(c) Awards granted under this Plan shall, in addition to the other terms and conditions of the Plan, be subject to the following provisions:
(i) Vesting. Except for Awards that vest pursuant to Section 6 of this Plan, or that vest in the case of death as set forth in Section 5(c)(ii)(C) below,, no portion of any Award shall vest prior to the first anniversary date of the Award date (unless otherwise established by the Committee or its delegate(s)). Unless the Committee shall establish a shorter or longer vesting period or different vesting schedule, beginning on the first anniversary date of the Award one-third of the Award will vest and be paid, on the second anniversary date of the Award one-third of the original Award will vest and be paid, and on the third anniversary date of the Award, the final one-third of the original Award will vest and be paid provided that the Participant remains employed through the relevant anniversary date.
(ii) Termination of Employment. If the Participant’s employment terminates for any reason before an Award vests, the unvested portion of such Award then held by such Participant will be terminated, except as follows:
(A) This provision shall apply to awards granted prior to February 5, 2007. If, after the first anniversary of the Award’s grant date, a Participant retires from the Corporation at age 62 or older with ten or more years of credited service (or equivalent normal retirement age in countries outside the United States), subject to the other terms and conditions of the Plan, payment of such Award shall be delivered in accordance with the original payment schedule set forth in such Award. A retirement prior to age 62 shall be treated as a voluntary resignation, governed by the general rule set forth in Section 5(c)(ii) above, unless the Committee approves other treatment of the Award at the time of grant.
(B) This provision shall apply to awards granted on or after February 5, 2007. If a Participant retires from the Corporation at age 55 or older with ten or more years of credited service (or equivalent normal retirement age in countries outside the United States), subject to the other terms and conditions of the Plan, payment of outstanding Award(s) shall be prorated based on the number of months employed during the vesting period provided that such employee shall have remained employed through December 31 of the year of grant and payment of such prorated Award will be made in accordance with the original payment schedule set forth in such Award.
(C) If a Participant’s employment is terminated by reason of death, all Awards shall vest upon death and be prorated based on the number of months employed during the vesting period, and cash will be delivered in payment of such prorated Award as promptly as is practicable but no later than 90 days following death.
(D) If a Participant’s employment is terminated through a mutually satisfactory release or other voluntary termination with the consent of the Corporation or divestiture of a business unit in which the Participant is employed, provided that such employee shall have remained employed through the first anniversary date of grant, all unvested Awards shall be prorated based on the number of months employed during the vesting period, and payment of such prorated Award will be made in accordance with the original payment schedule set forth in such Award.
(E) If a Participant becomes disabled or begins any other type of approved leave of absence (excluding a leave for civilian local, state or federal governmental service, in which case Awards will be forfeited), unvested Awards will continue to vest and be paid in accordance with the original payment schedule set forth in such Award while the Employee remains on the approved leave.
(F) Specified Employees. Participants determined to be Specified Employees (as determined by the Committee) shall not be entitled to be paid any portion of any Award payable on account of a termination of employment until the later of the original payment date or the expiration of six months from date of termination (or, if earlier, death). The value of the Award(s) shall be payable without interest.
Notwithstanding the foregoing provisions, the Committee may at any time determine that Awards shall vest or terminate on the date of notice of employment termination, or such later date, as it may deem appropriate. In addition, the Committee may from time to time determine in its discretion that Participants retiring from the Corporation during specified time periods under specified circumstances may retain some portion of those Awards granted in the year the retirement occurs, and the Award shall vest and be paid in accordance with the original payment schedule set forth in such Award.
SECTION 6. CHANGE IN CONTROL PROVISIONS
     Upon the occurrence of a Change in Control (as defined in Section 12(d)) and upon the occurrence of a termination of a Participant’s employment by the Corporation (other than for gross negligence or deliberate misconduct which demonstrably harms the Corporation) or termination of employment by the participant for Good Reason within 36 months following the Change in Control:
(a) All unvested Awards shall be prorated based on the number of months employed during the vesting period, and such prorated Awards shall vest and be paid in accordance with the original payment schedule set forth in such Award.
(b) The preceding provisions of this Section 6 shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable Award for different provisions to apply in the event of a Change in Control. For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the Award, but if the application of such different provisions is unclear, uncertain, or ambiguous, the provisions of this Section 6 shall govern.
SECTION 7. AMENDMENTS AND TERMINATION The Board may amend, alter discontinue, or terminate the Plan or any portion thereof in a manner consistent with Section 409A of the Code at any time provided, however that no such amendment, alteration, ,discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange or (b) following a Change in Control, the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award. The Committee shall not discontinue or terminate the Plan if such discontinuance or termination would result in tax and penalties under Section 409A of the Code. Further, the Corporation shall not be liable to Participants for an inadvertent violation of Section 409A of the Code.
The Committee may amend the terms of any Award granted under the Plan, prospectively or retroactively, in a manner consistent with Section 409A of the Code, but following a Change in Control, no such amendment shall materially impair the rights of any Participant without his or her consent.
     The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.
SECTION 8. DIVIDEND EQUIVALENTS Subject to the provisions of the Plan, the recipient of an Award will receive, at the time declared by the Corporation, cash payments in amounts equivalent to cash or stock dividends on Shares underlying an Award.
     Except as specifically provided at the time of the Award grant, no holder of any Award shall have any other rights of a stockholder with respect to Shares subject to the Award.
SECTION 9. RECOUPMENT OF INCENTIVE PAY Notwithstanding anything in this Plan to the contrary, any Award made to a Participant under this Plan is subject to being called for repayment to the Corporation in any situation where the Board of Directors or a committee thereof determines that fraud, negligence, or intentional misconduct by the participant was a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s). The determination regarding Employee conduct and repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Corporation.
SECTION 10. GENERAL PROVISIONS
(a) An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.
(b) A Participant holding an Award under this Plan may make a written designation of beneficiary or beneficiaries on a form prescribed by and filed with the Secretary of the Committee. In the event of the death or legal incapacity of the Participant, such beneficiary or beneficiaries or, if no such designation of any beneficiary or beneficiaries has been made, the Participant’s legal representative(s) or such other person(s) entitled thereto as determined by a court of competent jurisdiction, may receive payment, in accordance with and subject to the provisions of Sections 5 or 8, respectively, pursuant to the vesting of all or any portion of Award. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time.
(c) No Employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Corporation or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole discretion of the Corporation without giving rise to liability on the part of the Corporation or any Subsidiary for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Corporation plan.
(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award. By accepting an Award pursuant to the Plan a Participant accepts and agrees to all of the terms and provisions of this Plan. Unless affirmatively rejected within [30] days of the date of grant, the Award will be deemed accepted.
(e) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Corporation or any Subsidiary or limit in any way the right of the Corporation or any Subsidiary to terminate an Employee’s employment or a Participant’s service at any time, with or without cause.
(f) No Award granted hereunder shall be construed as an offer by the Corporation to sell securities of the Corporation.
(g) The Corporation and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Corporation or its Subsidiaries to satisfy all obligations for the payment of such taxes.
(h) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(i) The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.
(j) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, or violating Section 409A of the Code, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(k) For purposes of vesting under this Plan, a qualifying leave of absence (excluding a leave for civilian, local, state or federal governmental service,) shall not constitute a termination of employment. If approved by the Committee in its sole discretion, a Participant’s absence or leave because of military service, disability or other reason shall not be considered an interruption of employment for purposes of vesting under the Plan.

(l) If the Corporation shall have any unpaid claim against the Participant arising out of or in connection with such Participant’s employment with the Corporation, such claim may be offset against Awards under this Plan in an amount up to $5,000 a year. Such claim may include, but is not limited to, unpaid taxes, or corporate business credit card charges.
(m) Notwithstanding any provision of this Plan, no Plan provisions will be allowed or implemented against any individual Plan Participant if they would cause such otherwise eligible Plan Participant to be subject to tax (including interest and penalties) under Section 409A of the Code. Further, the Corporation shall not be liable to the Participant for an inadvertent violation of Section 409A of the Code.
SECTION 11. TERM OF PLAN The Plan shall terminate on May 31, 2007.
SECTION 12. DEFINITIONS As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Award” shall mean any award hereunder of Cash-Based Restricted Stock Units.
(b) “Board” shall mean the Board of Directors of the Corporation.
(c) “Cash-Based Restricted Stock Unit” shall mean a unit valued by reference to a designated number of Shares representing a contractual right (subject to such restrictions and conditions as the Committee may impose) to receive a cash payment upon settlement of such Award or portion thereof in accordance with the terms of the Plan. Any payment by the Corporation in respect of such Unit will be made in cash.
(d) “Change in Control”, “Good Reason”, and “Notice of Termination” shall have the same meanings as those contained in the General Motors 2002 Annual Incentive Plan, as amended December 4, 2006.
(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and any reference to any section of the Code shall also include any successor provision thereto.
(f) “Committee” shall mean the Executive Compensation Committee of the Board or such other persons or committee to whom it has delegated any authority, as may be appropriate.
(g) “Corporation” shall mean General Motors Corporation, a Delaware corporation.
(h) “Director” shall mean a member of the Board.
(i) “Effective Date” shall mean October 1, 2007, the date this Plan was last amended.
(j) “Employees” shall mean persons (A) who are employed by the Corporation or any Subsidiary (as such term is defined herein), or (B) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (A) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. The rights reserved herein shall, among other things, permit the Committee to determine when, and to what extent, individuals otherwise eligible for consideration shall become or cease to be, as the case may be, Employees for purposes of this Plan and to determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term Employees shall be deemed to include former Employees and any beneficiaries thereof.
     The term “Employee” shall not include the following classes of individuals, regardless of whether the individual is a common-law employee of the Corporation: (1) Any individual who provides services to the Corporation where there is an agreement with a separate company under which the services are provided. Such individuals are commonly referred to by the Corporation as “contract employees”, “contract workers” or “bundled- services workers or employees”; (2) Any individual who has signed an independent contractor agreement, consulting agreement, or other similar personal service contract with the Corporation; (3) Any individual that the Corporation classifies as an independent contractor, consultant, contract employee, contract worker, or bundled services worker or employee during the period the individual is so classified by the Corporation.
(k) “Employer” shall mean as applicable to any Participant, the Corporation or Subsidiary that employs the Participant
(l) “Fair Market Value” shall mean, with respect to Shares, as of any date, the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange Composite Tape for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the immediately preceding date for which such prices were reported, unless otherwise determined by the Committee.

(m) “Participant” shall mean an Employee who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Plan.
(n) “Person” shall mean any individual, corporation, partnership, association, limited liability corporation, joint-stock corporation, trust, unincorporated organization or government or political subdivision thereof, including any Employee or Participant of the Corporation and its Subsidiaries.
(o) “Shares” shall mean shares of GM Common Stock of the Corporation, $1 2/3 par value.
(p) “Subsidiary” shall mean (A) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (B) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control.
(q) “Substitute Awards” shall mean Awards granted by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Corporation or with which the Corporation combines.